Exhibit 99.1

For:	Immediate Release	Contact:	Andrea Short
	April 19, 2018		574-235-2000

Record Quarterly Earnings at 1st Source Corporation,
Company Grows to Over $6 Billion, Increase in Cash Dividend
QUARTERLY HIGHLIGHTS

•	Net income improved to $19.12 million, up 17.96% over the first quarter of 2017. Diluted net income per common share improved to $0.73 from the prior year’s first quarter of $0.62.

•	Return on average assets increased to 1.31% and return on average common shareholders’ equity increased to 10.67% from 1.21% and 9.61%, respectively in the first quarter of 2017.

•	Net charge-offs (recoveries) of $0.34 million and nonperforming assets to loans and leases of 0.74% compared to $(0.58) million and 0.63%, respectively in the first quarter of 2017.

•	Average loans and leases grew $401.55 million, up 9.59% from the first quarter of 2017.

•	Average deposits grew $409.48 million, up 9.52% from the first quarter of 2017.

•	Net interest income increased $6.81 million, up 15.56% from the first quarter of 2017.

•	Noninterest income increased $0.50 million, up 2.15% from the first quarter of 2017 (decreased 1.41% excluding leased equipment depreciation).

•	Noninterest expenses increased $4.44 million or 10.79% from the first quarter of 2017 (increased 10.41% excluding leased equipment depreciation).
South Bend, IN - 1st Source Corporation (NASDAQ: SRCE), parent company of 1st Source Bank, today reported a record high net income of $19.12 million for the first quarter of 2018, an improvement of 17.96% compared to $16.21 million reported in the first quarter a year ago. Income before taxes was $25.00 million compared to $24.92 million in the first quarter of 2017. The pretax income comparison was positively impacted by increased net interest income of $6.81 million primarily due to rising lending rates, higher average loan and lease balances and the recognition of a $0.62 million unaccreted purchase discount from an early loan payoff. These positives were offset by a $2.79 million increase in the provision for loan and lease losses to support loan and lease growth and a $4.44 million rise in noninterest expense. Non-recurring first quarter 2018 costs were approximately $1.60 million.
Diluted net income per common share for the first quarter of 2018 was a record high $0.73, versus $0.62 in the first quarter of 2017.
At its April 2018 meeting, the Board of Directors approved a cash dividend of $0.24 per common share, up 9.09% from $0.22 per common share in the prior quarter and up 26.32% from the $0.19 per common share declared a year ago. The cash dividend is payable to shareholders of record on May 7, 2018 and will be paid on May 15, 2018.

According to Christopher J. Murphy III, Chairman, “1st Source Corporation had a strong first quarter and crested $6 billion in asset size. We continue to achieve steady net income and see healthy growth in loans, leases, and deposits. Credit quality remains favorable with year-to-date net charge-offs of only $338,000 or 0.03% of average loans and leases. Average loans and leases were up a strong 9.59% for the quarter compared to the same period last year. Average deposits were also up a solid 9.52% from this time last year. Net interest income has increased 15.56% from the first quarter 2017, along with noninterest income increasing 2.15%. Noninterest expenses increased 10.79% from the same quarter of 2017.”
“We have started out 2018 with strong loan growth. As we move deeper into the year, we will continue our focus on organic, core deposit growth to support further loan growth,” added Murphy.
“As always, our mission each day is to help our clients achieve security, build wealth and realize their dreams. We are looking forward to carrying out this mission for the rest of 2018,” Murphy concluded.
FIRST QUARTER 2018 FINANCIAL RESULTS
Loans
Average loans and leases of $4.59 billion increased $401.55 million, up 9.59% in the first quarter of 2018 from the year ago quarter and have increased $141.99 million, up 3.19% from the fourth quarter of 2017.
Deposits
Average deposits of $4.71 billion grew $409.48 million, up 9.52% for the quarter ended March 31, 2018 from the year ago quarter and have increased $22.29 million compared to the fourth quarter of 2017.
Net Interest Income and Net Interest Margin
First quarter 2018 net interest income of $50.53 million increased $6.81 million, up 15.56% from the first quarter of 2017 and increased $1.72 million, up 3.52% from the fourth quarter of 2017.
First quarter 2018 net interest margin was 3.69%, an improvement of 20 basis points from the 3.49% for the same period in 2017 and increased 12 basis points from the fourth quarter. First quarter 2018 net interest margin on a fully tax-equivalent basis was 3.71%, an increase of 18 basis points from the 3.53% for the same period in 2017 and increased 10 basis points from the fourth quarter.
Noninterest Income
Noninterest income for the first quarter of 2018 was $23.81 million, up $0.50 million or 2.15% from the year ago quarter, and down $1.86 million or 7.26% from the fourth quarter. The growth in noninterest income during the first quarter compared to the same period a year ago was mainly due to higher equipment rental income resulting from an increase in the average lease portfolio, improved debit card income due to growth in those transactions, higher customer swap fees and increased trust and wealth advisory fees, which were offset by reduced gains on the sale of available-for-sale equity securities.

The reduction in noninterest income from the fourth quarter was primarily the result of lower gains on the sale of available-for-sale equity securities, decreased equipment rental income and reduced customer swap fees offset by the receipt of insurance contingent commissions.
Noninterest Expense
Noninterest expense for the first quarter ended March 31, 2018 was $45.56 million, up $4.44 million or 10.79% over the comparable period a year ago and down $1.76 million or 3.71% from the fourth quarter. Excluding depreciation on leased equipment, noninterest expenses were up $3.69 million or 10.41% from the first quarter a year ago. The increase in noninterest expense from the same quarter a year ago was primarily due to higher salary expense as a result of normal merit increases and a rise in incentive compensation and higher depreciation on leased equipment as the lease portfolio grew. In addition, non-recurring first quarter 2018 costs were approximately $1.60 million due to consulting fees for a customer relationship management project and information technology projects of $0.70 million, a repossessed asset valuation adjustment of $0.60 million, and trust losses of $0.30 million.
The reduction in noninterest expense from the fourth quarter of 2017 was mainly due to reduced charitable contributions, a decrease in provision for unfunded loan commitments, and lower general collection and repossession expenses offset by increased valuation adjustments on repossessed assets.
Credit
The reserve for loan and lease losses as of March 31, 2018 was 2.10% of total loans and leases compared to 2.10% at December 31, 2017 and 2.13% at March 31, 2017. Net charge-offs of $0.34 million were recorded for the first quarter of 2018 compared with net recoveries of $0.58 million in the same quarter a year ago and down from the $2.11 million of net charge-offs in the fourth quarter.
The provision for loan and lease losses for the first quarter of 2018 increased $2.79 million from the same quarter a year ago and increased slightly from the fourth quarter.
The ratio of nonperforming assets to loans and leases was 0.74% as of March 31, 2018, compared to the 0.63% on March 31, 2017 and the 0.67% on December 31, 2017.
Capital
As of March 31, 2018, the common equity-to-assets ratio was 11.99%, compared to 12.20% at December 31, 2017 and 12.47% a year ago. The tangible common equity-to-tangible assets ratio was 10.75% at March 31, 2018 and 10.94% at December 31, 2017 compared to 11.11% a year earlier. The Common Equity Tier 1 ratio, calculated under banking regulatory guidelines, was 12.22% at March 31, 2018 compared to 12.35% at December 31, 2017 and 12.69% a year ago.
ABOUT 1ST SOURCE CORPORATION
1st Source common stock is traded on the NASDAQ Global Select Market under “SRCE” and appears in the National Market System tables in many daily newspapers under the code name “1st Src.” Since 1863, 1st Source has been committed to the success of the communities it serves. For more information, visit www.1stsource.com.

1st Source serves the northern half of Indiana and southwest Michigan and is the largest locally controlled financial institution headquartered in the area. While delivering a comprehensive range of consumer and commercial banking services through its community bank offices, 1st Source has distinguished itself with highly personalized services. 1st Source Bank also competes for business nationally by offering specialized financing services for new and used private and cargo aircraft, automobiles for leasing and rental agencies, medium and heavy duty trucks, and construction equipment. The Corporation includes 79 banking centers, 23 1st Source Bank Specialty Finance Group locations nationwide, eight Wealth Advisory Services locations and ten 1st Source Insurance offices.
FORWARD LOOKING STATEMENTS
Except for historical information contained herein, the matters discussed in this document express “forward-looking statements.” Generally, the words “believe,” “contemplate,” “seek,” “plan,” “possible,” “assume,” “expect,” “intend,” “targeted,” “continue,” “remain,” “estimate,” “anticipate,” “project,” “will,” “should,” “indicate,” “would,” “may” and similar expressions indicate forward-looking statements. Those statements, including statements, projections, estimates or assumptions concerning future events or performance, and other statements that are other than statements of historical fact, are subject to material risks and uncertainties. 1st Source cautions readers not to place undue reliance on any forward-looking statements, which speak only as of the date made.
1st Source may make other written or oral forward-looking statements from time to time. Readers are advised that various important factors could cause 1st Source’s actual results or circumstances for future periods to differ materially from those anticipated or projected in such forward-looking statements. Such factors, among others, include changes in laws, regulations or accounting principles generally accepted in the United States; 1st Source’s competitive position within its markets served; increasing consolidation within the banking industry; unforeseen changes in interest rates; unforeseen downturns in the local, regional or national economies or in the industries in which 1st Source has credit concentrations; and other risks discussed in 1st Source’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K, which filings are available from the SEC. 1st Source undertakes no obligation to publicly update or revise any forward-looking statements.

NON-GAAP FINANCIAL MEASURES
The accounting and reporting policies of 1st Source conform to generally accepted accounting principles (“GAAP”) in the United States and prevailing practices in the banking industry. However, certain non-GAAP performance measures are used by management to evaluate and measure the Company’s performance. Although these non-GAAP financial measures are frequently used by investors to evaluate a financial institution, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. These include taxable-equivalent net interest income (including its individual components), net interest margin (including its individual components), the efficiency ratio, tangible common equity-to-tangible assets ratio and tangible book value per common share. Management believes that these measures provide users of the Company’s financial information a more meaningful view of the performance of the interest-earning assets and interest-bearing liabilities and of the Company’s operating efficiency. Other financial holding companies may define or calculate these measures differently.
Management reviews yields on certain asset categories and the net interest margin of the Company and its banking subsidiaries on a fully taxable-equivalent (“FTE”) basis. In this non-GAAP presentation, net interest income is adjusted to reflect tax-exempt interest income on an equivalent before-tax basis. This measure ensures comparability of net interest income arising from both taxable and tax-exempt sources. Net interest income on a FTE basis is also used in the calculation of the Company’s efficiency ratio. The efficiency ratio, which is calculated by dividing non-interest expense by total taxable-equivalent net revenue (less securities gains or losses and lease depreciation), measures how much it costs to produce one dollar of revenue. Securities gains or losses and lease depreciation are excluded from this calculation to better match revenue from daily operations to operational expenses. Management considers the tangible common equity-to-tangible assets ratio and tangible book value per common share as useful measurements of the Company’s equity.
See the table marked “Reconciliation of Non-GAAP Financial Measures” for a reconciliation of certain non-GAAP financial measures used by the Company with their most closely related GAAP measures.
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(charts attached)

1st SOURCE CORPORATION
1st QUARTER 2018 FINANCIAL HIGHLIGHTS
(Unaudited - Dollars in thousands, except per share data)
	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
AVERAGE BALANCES
Assets	$5,939,574	$5,818,837	$5,437,247
Earning assets	5,552,779	5,418,305	5,075,410
Investments	916,979	884,209	839,283
Loans and leases	4,588,782	4,446,794	4,187,231
Deposits	4,708,439	4,686,145	4,298,964
Interest bearing liabilities	4,154,214	3,985,709	3,747,752
Common shareholders’ equity	726,242	719,058	683,647

INCOME STATEMENT DATA
Net interest income	$50,532	$48,814	$43,727
Net interest income - FTE(1)	50,744	49,249	44,188
Provision for loan and lease losses	3,786	3,622	1,000
Noninterest income	23,807	25,671	23,307
Noninterest expense	45,557	47,313	41,119
Net income	19,116	17,994	16,206

PER SHARE DATA
Basic net income per common share	$0.73	$0.69	$0.62
Diluted net income per common share	0.73	0.69	0.62
Common cash dividends declared	0.22	0.20	0.18
Book value per common share	27.96	27.70	26.46
Tangible book value per common share(1)	24.72	24.47	23.22
Market value - High	54.65	53.29	49.11
Market value - Low	48.26	47.16	42.15
Basic weighted average common shares outstanding	25,950,386	25,936,508	25,903,397
Diluted weighted average common shares outstanding	25,950,386	25,936,508	25,903,397

KEY RATIOS
Return on average assets	1.31%	1.23%	1.21%
Return on average common shareholders’ equity	10.67	9.93	9.61
Average common shareholders’ equity to average assets	12.23	12.36	12.57
End of period tangible common equity to tangible assets(1)	10.75	10.94	11.11
Risk-based capital - Common Equity Tier 1(2)	12.22	12.35	12.69
Risk-based capital - Tier 1(2)	13.29	13.44	13.88
Risk-based capital - Total(2)	14.54	14.70	15.18
Net interest margin	3.69	3.57	3.49
Net interest margin - FTE(1)	3.71	3.61	3.53
Efficiency ratio: expense to revenue	61.28	63.52	61.34
Efficiency ratio: expense to revenue - adjusted(1)	57.47	60.09	57.81
Net charge offs (recoveries) to average loans and leases	0.03	0.19	(0.06)
Loan and lease loss reserve to loans and leases	2.10	2.10	2.13
Nonperforming assets to loans and leases	0.74	0.67	0.63

	March 31,	December 31,	September 30,	June 30,	March 31,
	2018	2017	2017	2017	2017
END OF PERIOD BALANCES
Assets	$6,051,463	$5,887,284	$5,806,735	$5,687,230	$5,501,526
Loans and leases	4,691,097	4,527,678	4,436,718	4,381,314	4,234,862
Deposits	4,781,325	4,752,730	4,573,712	4,482,036	4,336,976
Reserve for loan and lease losses	98,331	94,883	93,372	91,914	90,118
Goodwill and intangible assets	84,124	83,742	83,795	83,848	83,960
Common shareholders’ equity	725,609	718,537	710,497	699,202	685,934

ASSET QUALITY
Loans and leases past due 90 days or more	$123	$459	$208	$178	$344
Nonaccrual loans and leases	25,360	19,405	15,066	15,923	18,090
Other real estate	1,184	1,312	1,341	710	916
Repossessions	9,432	10,114	12,913	13,052	8,121
Equipment owned under operating leases	2	9	14	21	27
Total nonperforming assets	$36,101	$31,299	$29,542	$29,884	$27,498
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.
(2) Calculated under banking regulatory guidelines.

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited - Dollars in thousands)
	March 31,	December 31,	September 30,	March 31,
	2018	2017	2017	2017
ASSETS
Cash and due from banks	$29,404	$73,635	$64,636	$58,429
Federal funds sold and interest bearing deposits with other banks	21,748	4,398	34,788	33,687
Investment securities available-for-sale	942,076	904,033	893,973	836,682
Other investments	27,265	25,953	25,953	22,458
Mortgages held for sale	8,626	13,123	11,000	8,409
Loans and leases, net of unearned discount:
Commercial and agricultural	1,011,700	929,997	893,174	843,757
Auto and light truck	511,051	496,816	505,126	430,489
Medium and heavy duty truck	280,010	296,935	287,975	290,167
Aircraft	868,419	844,657	816,120	783,523
Construction equipment	619,219	563,437	541,838	512,545
Commercial real estate	748,926	741,568	740,345	723,623
Residential real estate and home equity	518,130	526,122	524,071	522,772
Consumer	133,642	128,146	128,069	127,986
Total loans and leases	4,691,097	4,527,678	4,436,718	4,234,862
Reserve for loan and lease losses	(98,331)	(94,883)	(93,372)	(90,118)
Net loans and leases	4,592,766	4,432,795	4,343,346	4,144,744
Equipment owned under operating leases, net	144,129	139,581	145,975	127,323
Net premises and equipment	54,841	54,612	53,324	55,167
Goodwill and intangible assets	84,124	83,742	83,795	83,960
Accrued income and other assets	146,484	155,412	149,945	130,667
Total assets	$6,051,463	$5,887,284	$5,806,735	$5,501,526

LIABILITIES
Deposits:
Noninterest-bearing demand	$1,030,902	$1,064,271	$1,019,106	$966,903
Interest-bearing deposits:
Interest-bearing demand	1,514,299	1,554,898	1,493,187	1,418,395
Savings	855,729	863,588	825,147	839,257
Time	1,380,395	1,269,973	1,236,272	1,112,421
Total interest-bearing deposits	3,750,423	3,688,459	3,554,606	3,370,073
Total deposits	4,781,325	4,752,730	4,573,712	4,336,976
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	143,913	205,834	148,001	176,079
Other short-term borrowings	212,051	8,761	168,764	103,666
Total short-term borrowings	355,964	214,595	316,765	279,745
Long-term debt and mandatorily redeemable securities	71,335	70,060	70,482	85,479
Subordinated notes	58,764	58,764	58,764	58,764
Accrued expenses and other liabilities	58,466	72,598	76,515	54,628
Total liabilities	5,325,854	5,168,747	5,096,238	4,815,592

SHAREHOLDERS’ EQUITY
Preferred stock; no par value Authorized 10,000,000 shares; none issued or outstanding	—	—	—	—
Common stock; no par value Authorized 40,000,000 shares; issued 28,205,674 shares at March 31, 2018, December 31, 2017, September 30, 2017, and March 31, 2017, respectively	436,538	436,538	436,538	436,538
Retained earnings	354,608	339,959	327,149	303,009
Cost of common stock in treasury (2,250,503, 2,268,910, 2,269,544 and 2,282,044 shares at March 31, 2018, December 31, 2017, September 30, 2017, and March 31, 2017, respectively)	(54,602)	(54,628)	(54,643)	(54,940)
Accumulated other comprehensive (loss) income	(10,935)	(3,332)	1,453	1,327
Total shareholders’ equity	725,609	718,537	710,497	685,934
Total liabilities and shareholders’ equity	$6,051,463	$5,887,284	$5,806,735	$5,501,526

1st SOURCE CORPORATION
CONSOLIDATED STATEMENTS OF INCOME
(Unaudited - Dollars in thousands, except per share amounts)
	Three Months Ended
	March 31,	December 31,	March 31,
	2018	2017	2017
Interest income:
Loans and leases	$53,691	$51,381	$44,884
Investment securities, taxable	4,568	3,761	3,514
Investment securities, tax-exempt	571	585	683
Other	408	458	291
Total interest income	59,238	56,185	49,372
Interest expense:
Deposits	6,562	5,771	3,734
Short-term borrowings	776	220	227
Subordinated notes	883	870	1,055
Long-term debt and mandatorily redeemable securities	485	510	629
Total interest expense	8,706	7,371	5,645
Net interest income	50,532	48,814	43,727
Provision for loan and lease losses	3,786	3,622	1,000
Net interest income after provision for loan and lease losses	46,746	45,192	42,727
Noninterest income:
Trust and wealth advisory	5,188	5,315	5,001
Service charges on deposit accounts	2,228	2,393	2,239
Debit card	3,103	3,090	2,750
Mortgage banking	884	1,059	947
Insurance commissions	1,958	1,383	1,767
Equipment rental	7,755	8,046	6,832
(Losses) gains on investment securities available-for-sale	(345)	1,583	1,285
Other	3,036	2,802	2,486
Total noninterest income	23,807	25,671	23,307
Noninterest expense:
Salaries and employee benefits	22,531	22,839	21,345
Net occupancy	2,866	2,856	2,594
Furniture and equipment	5,455	5,505	4,793
Depreciation – leased equipment	6,428	6,674	5,680
Professional fees	2,017	2,296	1,077
Supplies and communication	1,553	1,444	1,250
FDIC and other insurance	698	648	623
Business development and marketing	1,533	3,125	1,652
Loan and lease collection and repossession	951	666	636
Other	1,525	1,260	1,469
Total noninterest expense	45,557	47,313	41,119
Income before income taxes	24,996	23,550	24,915
Income tax expense	5,880	5,556	8,709
Net income	$19,116	$17,994	$16,206
Per common share:
Basic net income per common share	$0.73	$0.69	$0.62
Diluted net income per common share	$0.73	$0.69	$0.62
Cash dividends	$0.22	$0.20	$0.18
Basic weighted average common shares outstanding	25,950,386	25,936,508	25,903,397
Diluted weighted average common shares outstanding	25,950,386	25,936,508	25,903,397

1st SOURCE CORPORATION
DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS’ EQUITY
INTEREST RATES AND INTEREST DIFFERENTIAL
(Unaudited - Dollars in thousands)
				Three Months Ended
	March 31, 2018			December 31, 2017			March 31, 2017
	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate	Average Balance	Interest Income/Expense	Yield/ Rate
ASSETS
Investment securities available-for-sale:
Taxable	$807,447	$4,568	2.29%	$764,239	$3,761	1.95%	$708,249	$3,514	2.01%
Tax exempt(1)	109,532	695	2.57%	119,970	853	2.82%	131,034	994	3.08%
Mortgages held for sale	7,719	80	4.20%	10,654	107	3.98%	8,155	81	4.03%
Loans and leases, net of unearned discount(1)	4,588,782	53,699	4.75%	4,446,794	51,441	4.59%	4,187,231	44,953	4.35%
Other investments	39,299	408	4.21%	76,648	458	2.37%	40,741	291	2.90%
Total earning assets(1)	5,552,779	59,450	4.34%	5,418,305	56,620	4.15%	5,075,410	49,833	3.98%
Cash and due from banks	61,395			64,356			59,967
Reserve for loan and lease losses	(95,707)			(94,265)			(90,222)
Other assets	421,107			430,441			392,092
Total assets	$5,939,574			$5,818,837			$5,437,247

LIABILITIES AND SHAREHOLDERS’ EQUITY
Interest-bearing deposits	3,702,882	6,562	0.72%	3,644,989	5,771	0.63%	3,345,670	3,734	0.45%
Short-term borrowings	322,257	776	0.98%	211,786	220	0.41%	267,823	227	0.34%
Subordinated notes	58,764	883	6.09%	58,764	870	5.87%	58,764	1,055	7.28%
Long-term debt and mandatorily redeemable securities	70,311	485	2.79%	70,170	510	2.88%	75,495	629	3.38%
Total interest-bearing liabilities	4,154,214	8,706	0.85%	3,985,709	7,371	0.73%	3,747,752	5,645	0.61%
Noninterest-bearing deposits	1,005,557			1,041,156			953,294
Other liabilities	53,561			72,914			52,554
Shareholders’ equity	726,242			719,058			683,647
Total liabilities and shareholders’ equity	$5,939,574			$5,818,837			$5,437,247
Less: Fully tax-equivalent adjustments		(212)			(435)			(461)
Net interest income/margin (GAAP-derived)(1)		$50,532	3.69%		$48,814	3.57%		$43,727	3.49%
Fully tax-equivalent adjustments		212			435			461
Net interest income/margin - FTE(1)		$50,744	3.71%		$49,249	3.61%		$44,188	3.53%
(1) See “Reconciliation of Non-GAAP Financial Measures” for more information on this performance measure/ratio.

1st SOURCE CORPORATION
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited - Dollars in thousands, except per share data)

		Three Months Ended
		March 31,	December 31,	March 31,
		2018	2017	2017
Calculation of Net Interest Margin
(A)	Interest income (GAAP)	$59,238	$56,185	$49,372
	Fully tax-equivalent adjustments:
(B)	– Loans and leases	88	167	150
(C)	– Tax exempt investment securities	124	268	311
(D)	Interest income – FTE (A+B+C)	59,450	56,620	49,833
(E)	Interest expense (GAAP)	8,706	7,371	5,645
(F)	Net interest income (GAAP) (A-E)	50,532	48,814	43,727
(G)	Net interest income - FTE (D-E)	50,744	49,249	44,188
(H)	Annualization factor	4.056	3.967	4.056
(I)	Total earning assets	$5,552,779	$5,418,305	$5,075,410
	Net interest margin (GAAP-derived) (F*H)/I	3.69%	3.57%	3.49%
	Net interest margin – FTE (G*H)/I	3.71%	3.61%	3.53%

Calculation of Efficiency Ratio
(F)	Net interest income (GAAP)	$50,532	$48,814	$43,727
(G)	Net interest income – FTE	50,744	49,249	44,188
(J)	Plus: noninterest income (GAAP)	23,807	25,671	23,307
(K)	Less: gains/losses on investment securities and partnership investments	(32)	(1,441)	(1,314)
(L)	Less: depreciation – leased equipment	(6,428)	(6,674)	(5,680)
(M)	Total net revenue (GAAP) (F+J)	74,339	74,485	67,034
(N)	Total net revenue – adjusted (G+J–K–L)	68,091	66,805	60,501
(O)	Noninterest expense (GAAP)	45,557	47,313	41,119
(L)	Less:depreciation – leased equipment	(6,428)	(6,674)	(5,680)
(P)	Less: contribution expense limited to gains on investment securities in (K)	—	(498)	(462)
(Q)	Noninterest expense – adjusted (O–L–P)	39,129	40,141	34,977
	Efficiency ratio (GAAP-derived) (O/M)	61.28%	63.52%	61.34%
	Efficiency ratio – adjusted (Q/N)	57.47%	60.09%	57.81%

		End of Period
		March 31,	December 31,	March 31,
		2018	2017	2017
Calculation of Tangible Common Equity-to-Tangible Assets Ratio
(R)	Total common shareholders’ equity (GAAP)	$725,609	$718,537	$685,934
(S)	Less: goodwill and intangible assets	(84,124)	(83,742)	(83,960)
(T)	Total tangible common shareholders’ equity (R–S)	$641,485	$634,795	$601,974
(U)	Total assets (GAAP)	6,051,463	5,887,284	5,501,526
(S)	Less: goodwill and intangible assets	(84,124)	(83,742)	(83,960)
(V)	Total tangible assets (U–S)	$5,967,339	$5,803,542	$5,417,566
	Common equity-to-assets ratio (GAAP-derived) (R/U)	11.99%	12.20%	12.47%
	Tangible common equity-to-tangible assets ratio (T/V)	10.75%	10.94%	11.11%

Calculation of Tangible Book Value per Common Share
(R)	Total common shareholders’ equity (GAAP)	$725,609	$718,537	$685,934
(W)	Actual common shares outstanding	25,955,171	25,936,764	25,923,630
	Book value per common share (GAAP-derived) (R/W)*1000	$27.96	$27.70	$26.46
	Tangible common book value per share (T/W)*1000	$24.72	$24.47	$23.22

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